Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13D. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of August 17, 2022.

TOTALENERGIES SE

By:	/s/ Aurélien Hamelle
Name:	Aurélien Hamelle
Title:	General Counsel

TOTALENERGIES GAZ & ELECTRICITÉ HOLDINGS FRANCE SAS

By:	/s/ Noémie Malige
Name:	Noémie Malige
Title:	Managing Director

TOTALENERGIES SOLAR INTL SAS

By:	/s/ Vincent Stoquart
Name:	Vincent Stoquart
Title:	President

TOTALENERGIES GESTION USA SARL

By:	/s/ Eric Bozec
Name:	Eric Bozec
Title:	General Manager

TOTALENERGIES HOLDINGS USA, INC.

By:	/s/ Christophe Vuillez
Name:	Christophe Vuillez
Title:	Chief Executive Officer and President

TOTALENERGIES DELAWARE, INC.

By:	/s/ Christophe Vuillez
Name:	Christophe Vuillez
Title:	President

TOTALENERGIES RENEWABLES USA, LLC

By:	/s/ Christopher Gillies
Name:	Christopher Gillies
Title:	Chief Financial Officer

SOL HOLDING, LLC

By:	/s/ Christopher Gillies
Name:	Christopher Gillies
Title:	Vice President